Exhibit 99.1

News Release

Investor Contact:
Mark Lamb
Director – Investor Relations	FOR RELEASE
(425) 519-4034	5:01 AM Pacific Time
markl@onyx.com	Thursday, October 28, 2004

Onyx Software Announces Third Quarter Results

BELLEVUE, Wash — Onyx® Software Corporation today announced financial results for the quarter ended September 30, 2004.

Financial Results

Revenues for the third quarter of 2004 were $13.7 million, compared to $15.4 million for the third quarter of 2003. Reported net loss for the third quarter of 2004 was ($0.9) million, or ($0.06) per share, compared to a loss of ($0.3) million, or ($0.02) per share in the third quarter of 2003.

Non-GAAP operating loss for the third quarter of 2004 was ($1.0) million compared to a non-GAAP operating income of $0.6 million in the third quarter of 2003. Onyx believes that supplementary disclosure regarding non-GAAP operating results assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating income (loss) and non-GAAP net income (loss) to reported GAAP operating income (loss) and net loss is attached to the financial tables included below in this release.

License revenue for the third quarter of 2004 was $2.4 million, compared to license revenue in the third quarter of 2003 of $3.6 million. Service revenue in the third quarter of 2004 was $11.3 million, compared to $11.8 million in the third quarter of 2003.

On September 30, 2004, Onyx had cash and cash equivalents of $9.9 million, compared to $12.3 million on June 30, 2004, reflecting the impact of the operating loss, timing of receivables, and $0.4 million paid for severance and excess facilities. In the first half of October 2004, Onyx cash collections from customers exceeded $4.0 million.

Business Summary

“I believe that our overall business outlook is more positive than third quarter results reflect,” said Janice P. Anderson, Chair and Chief Executive Officer of Onyx Software. “We’re well-positioned in a number of large opportunities and continue to see solid competitive win rates. Towards our goal of greater revenue consistency and profitable growth, we’ve named a new country leader in Japan, added sales and channel management talent in EMEA and recently named Jack Denault as Senior Vice President of the Americas,” Anderson noted.

Thirty-three companies and organizations contributed to Onyx Software's third quarter software license revenue. Nine became new customers and twenty-four existing customers made additional license purchases. New customers included Metron North America, SpectraSite Inc., Fundtech, Ltd. and the State of New York. Add-on revenue customers included Cambridgeshire County Council, Gentiva Health Services, Hong Kong Jockey Club and Starbucks Coffee Company.

Onyx Software’s recently enhanced contact center capabilities contributed to its selection in several larger third quarter wins. Among them, the company secured an order from market-focused partner Affiliated Computer Services, Inc. (ACS), a premier provider of diversified business process and information technology outsourcing solutions to commercial and government clients worldwide. ACS selected Onyx Employee Portal 5.0 (OEP 5.0) to power a consolidated contact center project for the State of New York.

Onyx Strengthens Contact-Center Capabilities

Onyx has seen strong interest in the powerful scripting enhancements and email management features in the OEP 5.0 release that went GA late in the first quarter. In the third quarter, Onyx built upon that strength with new additions to the product portfolio designed to offer comprehensive contact center solutions while deepening key partner relationships.

Onyx and SimpliCTI Software Solutions announced the general availability of a pre-configured adapter which integrates contact center interactions between Avaya Interaction Center (IC) 6.1 software and Onyx Enterprise CRM 5.0. The adapter is designed to help customers quickly and easily integrate Onyx CRM and Avaya Interaction Center, thus minimizing installation time and simplifying deployments.

A member of the Avaya DeveloperConnection Program for the past three years, Onyx continues to actively develop, promote and sell solutions that interoperate with Avaya Interaction Center. The adaptor has successfully completed compliance testing by Avaya’s DeveloperConnection Technical Team, validating the product interoperability between the Onyx Software and Avaya systems.

Onyx Optimizes its CRM Offering for BlackBerry Wireless Platform

On October 4, 2004, Onyx Software announced a new mobile CRM offering, the Onyx Employee Portal for BlackBerry, optimized for BlackBerry® wireless platform from Research In Motion (RIM). The optimized Onyx offering is designed to increase the productivity of mobile professionals by providing personalized access to client data and high priority tasks maintained for them in corporate Onyx CRM applications.

A broad range of Onyx CRM capabilities are accessible through BlackBerry, including contact management, pipeline management, opportunity management, task management, quick search features, and email integration with the Onyx incidents feature.

Onyx CRM for BlackBerry is the latest addition to the Onyx Portable CRM product family, which includes products for offline laptop access with data synchronization and wireless access for mobile devices like the BlackBerry and other leading handheld devices.

Onyx Customers Recognized for CRM Leadership

For the second consecutive year, Onyx Software’s customers were recognized for leadership by CRM Magazine in its annual CRM Leaders Awards during DCI’s Customer Relationship Management Conference & Exposition in San Francisco on August 31, 2004.

“Onyx has a long standing history of satisfied customers which is hard to come by in this industry,” said Ginger Conlon, Editor-in-Chief CRM Magazine. “We see the real leaders emerge from what their customers have to say. Onyx continues to shine as they once again prove they are leaders -- based on their technology and market presence -- but more important, their fervent commitment to customer success.”

The CRM Elite awards showcase six companies “that set out to get measurable results, then met or surpassed their expectations.” The 2004 Influential Leaders “spotlight those people who have had a significant impact on their organization or on the industry in the last year.” Onyx was the only company to have its customers recognized in both categories. Onyx customer Netegrity received the CRM Elite award for mid-market suite CRM, and Michael Catalonello, Senior Vice President and Chief Sales Executive, Reed Business Information, was one of only two CRM customers recognized as an influential leader.

Netegrity Testifies to 300% ROI with Onyx CRM

Netegrity was presented with the CRM Elite award for excellence in achieving exceptional ROI from its CRM initiative. For every dollar invested in Onyx, Netegrity estimates it achieves a three-fold return. Some of the direct return on investment Netegrity achieved with Onyx included the following:

•	Successfully managing a 45 percent increase in case volume without increasing customer support staff

•	Decreased service backlog 40 percent and concurrently decreased average resolution time 35 percent

Tom Thimot, EVP of Sales at Netegrity recently said of its Onyx deployment, “Onyx has become the workflow engine behind every business process that affects revenue.” You can learn more about Netegrity’s experience with Onyx by viewing a video at http://www.onyx.com/customers/video/netegrity.asp

Significant User Adoption Receives Award Recognition

Reed Business Information (RBI), part of the Reed Elsevier Group, is the largest business-to-business publisher in the U.S. with titles including, Variety, Publishers Weekly and Design News. CRM Magazine recognized Onyx customer Michael Catalonello, Senior Vice President and Chief Sales Executive, of RBI as an Influential Leader - those who, by their words and actions, have made a significant impact within their company over the past year.

Catalonello led the effort to create a centralized CRM solution for RBI’s North American operations to help manage and drive subscription and advertising services for over 130 titles in the media, manufacturing, electronics, construction and retail industries, achieving significant user adoption.

Onyx and Fujitsu Sign Reseller Agreement

Onyx announced in the third quarter that it has signed a Reseller Agreement with Fujitsu Limited. Under the terms of the agreement, Fujitsu will resell Onyx Enterprise CRM in Japan and will provide consulting and implementation services. Fujitsu and Onyx are also evaluating joint application service provider (ASP) based business opportunities in Japan.

Business Outlook

While a wide range of potential results are possible, Onyx expects fourth quarter total revenue to be higher than total revenue in the third quarter. Onyx expects sequentially higher quarterly license revenue in the fourth quarter to be partially offset by sequentially lower quarterly service revenue. Fourth quarter operating expenses excluding any restructuring and severance are expected to be in the same range as the third quarter level. Fourth quarter cash is likely to equal or exceed third quarter levels.

Onyx Software Third Quarter Conference Call

Onyx Software will host a conference call to discuss the results of the third quarter of 2004. We suggest you access the call 10-15 minutes prior to the start time by signing on at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay at these same URLs. Alternatively, you can participate by phone.

When: Thursday, October 28, 2004
Time: 8:30 a.m. Eastern/5:30 a.m. Pacific
Web Access: www.onyx.com or www.companyboardroom.com
Dial-In: 1-800-884-5695
International Dial-In: 1-617-786-2960
Passcode: 62142697
Replay: 1-617-801-6888 (available through November 4, 2004 11:45 p.m.)
Passcode: 92830273

About Onyx Software

Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, easy to use solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about our expectations for future financial performance and the potential benefits of our products. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that we are unable to increase market awareness of Onyx, our ability to close large opportunities currently in our sales pipeline, the ability of our new sales leadership in North America, EMEA and Japan to produce results, potential short-term disruption to the business as a result of the recent changes in management, the market adoption of, and customer satisfaction with, our product offerings, our ability to control expenses, and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended June 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenue
License	$2,399	$3,633	$9,579	$9,374
Service	11,274	11,767	33,131	36,043

Total revenue	13,673	15,400	42,710	45,417
Costs of revenue
Cost of license	154	175	613	657
Amortization of acquired technology	—	84	—	252
Cost of service	4,674	5,251	13,645	16,129

Total cost of revenue	4,828	5,510	14,258	17,038
Gross margin	8,845	9,890	28,452	28,379
Operating Expenses
Sales and marketing	4,956	4,460	14,337	16,025
Research and development	2,655	2,798	7,973	9,074
General and administrative	2,210	2,158	6,361	6,253
Restructuring and other-related charges	(42)	162	442	1,256
Amortization of other acquisition-related intangibles	209	209	627	627
Amortization of stock-based compensation	—	4	—	32

Total operating expenses	9,988	9,791	29,740	33,267
Operating income (loss)	(1,143)	99	(1,288)	(4,888)
Other income (expense), net	(41)	(117)	(355)	3
Change in fair value of outstanding warrants	102	(123)	314	134

Loss before income taxes	(1,082)	(141)	(1,329)	(4,751)
Income tax provision (benefit)	(61)	86	88	7
Minority interest in income (loss) of consolidated subsidiary	(89)	32	(65)	(200)

Net Loss	$(932)	$(259)	$(1,352)	$(4,558)

Basic and diluted net loss per share (A)	$(0.06)	$(0.02)	$(0.09)	$(0.34)

Shares used in computation of basic and diluted net loss per share (A)	14,554	13,902	14,317	13,284

(A) On July 23, 2003, the company announced a one-for-four reverse stock split authorized by its shareholders. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect this reverse stock split.

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Operating income (loss)	$(1,143)	$99	$(1,288)	$(4,888)
Adjustments to reconcile operating income (loss) in the financial statements to non-GAAP operating income (loss):
Restructuring charges (benefit)
Facilities	—	(10)	155	359
Severance	(42)	50	287	688
Asset impairments	—	122	—	209

Total restructuring charges (benefit)	(42)	162	442	1,256
Amortization of acquired technology	—	84	—	252
Amortization of other acquisition-related intangibles	209	209	627	627
Amortization of stock-based compensation	—	4	—	32

Non-GAAP operating income (loss)	$(976)	$558	$(219)	$(2,721)

Net loss	$(932)	$(259)	$(1,352)	$(4,558)
Adjustments to reconcile net loss in the financial statements to non-GAAP net income (loss):
Restructuring charges (benefit)
Facilities	—	(10)	155	359
Severance	(42)	50	287	688
Asset impairments	—	122	—	209

Total restructuring charges (benefit)	(42)	162	442	1,256
Amortization of acquired technology	—	84	—	252
Amortization of other acquisition-related intangibles	209	209	627	627
Amortization of stock-based compensation	—	4	—	32
Change in fair value of outstanding warrants	(102)	123	(314)	(134)
Deferred income tax associated with Acquisitions	(71)	(71)	(213)	(213)

Non-GAAP net income (loss)	$(938)	$252	$(810)	$(2,738)

Non-GAAP diluted and basic net income (loss) per share	$(0.06)	$0.02	$(0.06)	$(0.21)

Shares used in computation of Non-GAAP diluted net income (loss) per share	14,554	14,012	14,317	13,284

Shares used in computation of Non-GAAP basic net income (loss) per share	14,554	13,902	14,317	13,284

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents (B)	$9,899	$11,850
Accounts receivable, net	11,729	12,245
Prepaid expenses and other current assets	1,980	1,666
Deferred tax asset	348	362

Total current assets	23,956	26,123
Property and equipment, net	3,921	4,277
Purchased technology, net	4,095	—
Other intangibles, net	—	675
Goodwill, net	9,658	9,508
Deferred tax asset	170	—
Other assets	833	842

Total Assets	$42,633	$41,425

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$811	$883
Salary and benefits payable	1,234	946
Accrued liabilities	2,036	1,536
Income taxes payable	466	770
Restructuring-related liabilities	965	2,758
Purchased technology obligation	972	—
Current portion of term loan	167	—
Deferred revenue	14,550	15,053

Total current liabilities	21,201	21,946
Long-term accrued liabilities	463	544
Long-term deferred revenue	2,185	1,025
Long-term restructuring-related liabilities	—	405
Long-term restructuring-related liabilities – warrants	251	565
Long-term purchased technology obligation	842	—
Long-term deferred rent	412	293
Term loan	264	—
Deferred tax liability	—	229
Minority interest in joint venture	50	119
Shareholders’ Equity
Common stock	144,570	142,682
Accumulated deficit	(129,567)	(128,215)
Accumulated other comprehensive loss	1,962	1,832

Total shareholders’ equity	16,965	16,299

Total Liabilities and Shareholders’ Equity	$42,633	$41,425

(B) Includes $0 and $1.7 million in restricted cash as of September 30, 2004 and December 31, 2003, respectively.